Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the registration statement on Form S-3 (File No. 333-231553) and Form S-8 (File Nos. 333-250121, 333-233274, 333-231435, 333-145236, 333-127265, 333-13456, 333-97305, and 333-216272) of Enbridge Inc. of our report dated February 12, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants
Calgary, Alberta
Canada

February 12, 2021